UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2011

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 2.02.	Results of Operations and Financial Condition.

On November 7, 2011, Urban Outfitters, Inc. (the “Company”) issued a sales release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The sales release disclosed material non-public information regarding the Company’s sales for the three months ended October 31, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, the Company issued a press release announcing that David McCreight will serve as the new Chief Executive Officer of the Anthropologie Group, effective November 15, 2011. In this new role, Mr. McCreight will be responsible for Anthropologie North America, Anthropologie Europe and BHLDN.

Mr. McCreight, age 48, comes to the Company with an impressive background in retail and apparel, including President of Under Armour from 2008 until 2010 and President of Lands’ End from 2005 to 2008. Mr. McCreight also held the position of Senior Vice President of Merchandising at Lands’ End from 2003 to 2005 and Senior Vice President and General Merchandising Manager of Disney Stores from 2001 to 2003. Mr. McCreight had been President of Smith and Hawken and began his career with roles within the merchant organizations at Saks, The May Company and The Limited.

Wendy McDevitt and Wendy Wurtzburger will no longer serve as Global Co-Presidents of the Anthropologie Brand, effective immediately. Ms. McDevitt has been appointed President of Terrain. Ms. Wurtzburger will serve as Chief Merchandising and Design Officer of the Anthropologie Brand.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Sales Release, dated November 7, 2011 – Sales results for the three months ended October 31, 2011.

99.2	Press Release, dated November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: November 7, 2011	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sales Release, dated November 7, 2011 – Sales results for the three months ended October 31, 2011.

99.2	Press Release, dated November 7, 2011.